EXHIBIT 99.1

For further information:
Lori A. Gwizdala, CFO
Chemical Financial Corporation
(989) 839-5358

For Immediate Release

Chemical Financial Corporation Reports Second Quarter 2006 Earnings

          Midland, MI, July 24, 2006--- Chemical Financial Corporation's (NASDAQ: CHFC) Board of Directors today announced 2006 second quarter net income of $12.2 million, or $0.49 per diluted share, versus reported net income of $13.2 million, or $0.53 per diluted share, in the second quarter of 2005.

          Net income was $24.1 million, or $0.96 per diluted share, in the first six months of 2006, compared to net income of $26.7 million, or $1.06 per diluted share, in the first six months of 2005.

          "Rising interest rates continued to negatively impact financial results during the second quarter. Increases in noninterest income were offset by a decrease in net interest income, due primarily to higher interest paid on deposits and short-term borrowings," said David B. Ramaker, Chairman, President and Chief Executive Officer of Chemical Financial Corporation.

          "The implementation phase of our previously announced strategic restructuring plan, which we believe will position the Company to better capitalize on growth opportunities and enhance operating efficiencies, is nearing completion. During the quarter, we announced the acquisition of two branch offices in the Grand Rapids market, which is expected to be completed in the third quarter. In addition, to bolster organic growth, we initiated a system-wide sales and service training program to improve sales, cross sales and customer development and retention across our 123 branch office network. We continue to explore other avenues to enhance financial performance. Absent further interest rate increases, we are cautiously optimistic about the short-term financial outlook for the remainder of the year," added Ramaker.

          During the second quarter of 2006, restructuring costs of $0.17 million were incurred. Management had estimated that total costs for the restructuring would not exceed $0.8 million in 2006 and would be incurred primarily during the first half of the year. Actual restructuring costs incurred in the first six months of 2006 were $0.56 million. Management anticipates incurring the remaining $0.24 million of restructuring costs during the third quarter of 2006.

          Net interest income was $33.2 million in the second quarter of 2006, a decrease of 7.0 percent from second quarter 2005 net interest income of $35.7 million. The decrease in net interest income was attributable to decreases in both average interest-earning assets and the net interest margin, partially offset by a decrease in average interest-bearing liabilities. The net interest margin (on a tax-equivalent basis) fell from 4.10% in the second quarter of 2005 to 3.88% in the second quarter of 2006. The decline in net interest margin was primarily attributable to increases in rates paid on interest-bearing liabilities outstripping yields earned on interest-earning assets, as deposits continued to reprice more rapidly than loans in the rising interest rate environment.

          Total assets were $3.73 billion at June 30, 2006, down slightly from $3.75 billion at December 31, 2005 and up slightly from $3.72 billion at June 30, 2005. At June 30, 2006, total loans were $2.76 billion, versus $2.71 billion at December 31, 2005 and $2.65 billion at June 30, 2005. Investment securities were $646 million at June 30, 2006, down from $722 million at December 31, 2005 and $799 million at June 30, 2005. The decrease in investment securities was primarily attributable to the Company using excess liquidity from maturing investment securities to fund loan growth.

          Total deposits were $2.79 billion at June 30, 2006, down slightly from $2.82 billion at December 31, 2005 and from $2.82 billion at June 30, 2005. In the second quarter of 2006, the Company continued to experience strong competition for deposits in the markets it serves. Other liabilities, which include Federal Home Loan Bank advances, totaled $440 million at June 30, 2006, up from $428 million at December 31, 2005 and from $403 million at June 30, 2005.

          The provision for loan losses was $400,000 in the second quarter of 2006, compared to $460,000 in the first quarter of 2006 and $730,000 in the second quarter of 2005. Net loan losses were $916,000 in the second quarter of 2006, compared to $454,000 in the first quarter of 2006 and $1,079,000 in the second quarter of 2005. Net loan losses in the second quarter of 2006 include a $0.6 million loss on a real estate commercial construction loan. The loan was deemed an impaired loan during the fourth quarter of 2005, with a $0.6 million impairment reserve. The remaining loan balance of $2.6 million was transferred to other real estate during the second quarter of 2006. The allowance for loan losses as a percentage of total loans was 1.22 percent at June 30, 2006, down from 1.27 percent at March 31, 2006 and from 1.27 percent at June 30, 2005. At June 30, 2006, nonperforming loans as a percentage of total loans were 0.99 percent, up from 0.73 percent at March 31, 2006 and up from 0.61 percent at June 30, 2005.

          On June 30, 2006, nonperforming assets totaled $36.9 million, up from $21.9 million at June 30, 2005 and $27.6 million at March 31, 2006. The increase in nonperforming assets from the previous quarter's end is due primarily to a $4.3 million increase in nonaccrual commercial loans and a $3.7 million increase in real estate commercial loans past due 90 days or more. While nonperforming assets have increased, management does not anticipate increased significant loss exposure as a result of this increase.

          Total noninterest income was $10.5 million in the second quarter of 2006, up $0.8 million, or 7.8 percent, from the second quarter of 2005. In the second quarter of 2006, the Company experienced increases in service charges on deposit accounts, as well as increases in other fees for customer services, compared to the second quarter of 2005.

          Operating expenses were $25.1 million in the second quarter of 2006, up $0.3 million, or 1.3 percent, from the second quarter of 2005, and unchanged from $25.1 million in the first quarter of 2006. Excluding restructuring expenses of $0.17 million incurred in the second quarter of 2006 in conjunction with the strategic restructuring, operating expenses in the second quarter of 2006 were $24.9 million. The Company's efficiency ratio was 56.8 percent in the second quarter of 2006, down from 57.3 percent in the first quarter of 2006, although up from 54.0 percent in the second quarter of 2005. The increase in the ratio from the prior year is primarily attributable to the decrease in net interest income.

          The Company's return on average assets during the second quarter of 2006 was 1.32 percent, down from 1.41 percent in the second quarter of 2005 and up slightly from 1.28 percent in the first quarter of 2006. Shareholders' equity increased from $495 million at June 30, 2005 to $500 million at June 30, 2006. At June 30, 2006, the Company's book value stood at $20.14 per share versus $19.68 per share at June 30, 2005. The decline in return on assets combined with the increase in shareholders' equity resulted in a decline in return on average equity to 9.7 percent in the second quarter of 2006 from 10.8 percent in the second quarter of 2005.

          Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 123 banking offices spread over 32 counties in the lower peninsula of Michigan. At June 30, 2006, the Company had total assets of $3.73 billion. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market, Inc. under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market and the NASDAQ Financial 100 index.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates and banking laws and regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	June 30, 2006	December 31, 2005	June 30, 2005
Assets:
Cash due from banks	$110,457	$145,575	$105,261
Federal funds sold	36,500	6,600	5,000
Interest-bearing deposits with unaffiliated banks	5,211	5,321	5,804

Investment securities - available for sale	549,532	594,491	658,594
Investment securities - held to maturity	96,518	127,806	139,934
Total Investment Securities	646,050	722,297	798,528
Other securities	25,683	21,051	21,052

Commercial loans	536,099	517,852	491,919
Real estate commercial loans	706,213	704,684	714,393
Real estate construction loans	155,463	158,376	129,144
Real estate residential loans	812,407	788,679	766,447
Consumer loans	554,492	540,623	552,100
Total Loans	2,764,674	2,710,214	2,654,003
Less: Allowance for loan losses	33,638	34,148	33,822
Net Loans	2,731,036	2,676,066	2,620,181

Premises and equipment	44,736	45,058	46,165
Intangible assets	70,229	71,496	73,031
Interest receivable and other assets	60,740	55,852	47,078
Total Assets	$3,730,642	$3,749,316	$3,722,100

Liabilities:
Noninterest-bearing deposits	$535,537	$542,014	$531,667
Interest-bearing deposits	2,255,816	2,277,866	2,292,512
Total Deposits	2,791,353	2,819,880	2,824,179
Interest payable and other liabilities	28,162	28,008	27,526
Securities sold under agreements to repurchase	151,267	125,598	96,781
Reverse repurchase agreements	-	10,000	10,000
Federal Home Loan Bank advances - short-term	125,000	68,000	25,000
Federal Home Loan Bank advances - long-term	135,072	196,765	243,959
Total Liabilities	3,230,854	3,248,251	3,227,445

Shareholders' Equity:
Common stock, $1 par value	24,817	25,079	25,138
Surplus	368,562	376,046	377,854
Retained earnings	116,875	106,507	93,650
Accumulated other comprehensive loss	(10,466)	(6,567)	(1,987)
Total Shareholders' Equity	499,788	501,065	494,655
Total Liabilities and Shareholders' Equity	$3,730,642	$3,749,316	$3,722,100

Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$45,474	$40,221	$89,184	$79,032
Interest on investment securities:
Taxable	6,176	7,506	12,518	15,070
Nontaxable	611	522	1,231	1,012
Total Interest on Investment Securities	6,787	8,028	13,749	16,082
Interest on other securities	348	222	689	439
Interest on federal funds sold	621	251	1,572	904
Interest on deposits with unaffiliated banks	161	290	474	515
Total Interest Income	53,391	49,012	105,668	96,972

Interest Expense:
Interest on deposits	16,496	10,478	31,570	19,671
Interest on securities sold under agreements to repurchase	1,205	414	2,264	762
Interest on reverse repurchase agreements	62	31	154	31
Interest on Federal Home Loan Bank advances - short-term	602	36	1,019	36
Interest on Federal Home Loan Bank advances - long-term	1,809	2,355	3,853	4,827
Total Interest Expense	20,174	13,314	38,860	25,327
Net Interest Income	33,217	35,698	66,808	71,645
Provision for loan losses	400	730	860	1,460
Net Interest Income after
Provision for Loan Losses	32,817	34,968	65,948	70,185

Noninterest Income:
Service charges on deposit accounts	5,356	5,014	10,453	9,730
Trust and investment services revenue	2,094	2,055	4,099	4,072
Other charges and fees for customer services	2,255	1,908	4,387	3,596
Mortgage banking revenue	490	481	913	970
Net gains on sales of investment securities	-	82	-	1,171
Other	323	213	498	394
Total Noninterest Income	10,518	9,753	20,350	19,933

Operating Expenses:
Salaries, wages and employee benefits	14,012	14,625	28,602	29,169
Occupancy and equipment	4,766	4,517	9,552	9,273
Other	6,298	5,621	12,043	11,304
Total Operating Expenses	25,076	24,763	50,197	49,746
Income Before Income Taxes	18,259	19,958	36,101	40,372
Provision for federal income taxes	6,030	6,743	11,975	13,653
Net Income	$12,229	$13,215	$24,126	$26,719

Net income per share:
Basic	$0.49	$0.53	$0.96	$1.06
Diluted	0.49	0.53	0.96	1.06

Cash dividends per share	$0.275	$0.265	$0.550	$0.530

Average shares outstanding:
Basic	24,977	25,152	25,036	25,167
Diluted	25,010	25,200	25,075	25,224

Chemical Financial Corporation Announces Second Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2006	2005	2006	2005
Average Balances
Total assets	$3,715,334	$3,760,798	$3,742,930	$3,791,253
Total interest-earning assets	3,480,772	3,527,087	3,508,098	3,556,211
Total loans	2,731,421	2,604,615	2,713,680	2,590,054
Total deposits	2,840,341	2,892,240	2,856,318	2,910,691
Total shareholders' equity	503,306	490,813	503,646	489,194

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Key Ratios (annualized where applicable)
Net interest margin	3.88%	4.10%	3.89%	4.11%
Efficiency ratio	56.8%	54.0%	57.0%	54.4%
Return on average assets	1.32%	1.41%	1.30%	1.42%
Return on average shareholders' equity	9.7%	10.8%	9.7%	11.0%
Average shareholders' equity as a
percent of average assets	13.5%	13.1%	13.5%	12.9%
Tangible shareholders' equity as a
percent of total assets			11.7%	11.6%
Total risk-based capital ratio			17.8%	17.7%

	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
Credit Quality Statistics
Nonaccrual loans	$17,636	$13,902	$14,561	$9,913	$8,639
Loans 90 or more days past due
and still accruing	9,618	5,773	5,136	10,364	7,426
Total nonperforming loans	27,254	19,675	19,697	20,277	16,065
Repossessed assets (RA)	9,615	7,905	6,801	6,511	5,848
Total nonperforming assets	36,869	27,580	26,498	26,788	21,913
Net loan charge-offs (year-to-date)	1,370	454	4,303	2,523	1,804

Allowance for loan losses as a
percent of total loans	1.22%	1.27%	1.26%	1.28%	1.27%
Allowance for loan losses as a
percent of nonperforming loans	123%	174%	173%	171%	211%
Nonperforming loans as a
percent of total loans	0.99%	0.73%	0.73%	0.75%	0.61%
Nonperforming assets as a
percent of total loans plus RA	1.33%	1.02%	0.98%	0.99%	0.82%
Nonperforming assets as a
percent of total assets	0.99%	0.74%	0.71%	0.70%	0.59%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.10%	0.07%	0.16%	0.13%	0.14%

	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
Additional Data
Goodwill	$63,293	$63,293	$63,293	$63,293	$63,293
Core deposits and other intangibles	4,743	5,246	5,780	6,306	6,797
Mortgage servicing rights (MSR)	2,193	2,283	2,423	2,595	2,941
Amortization of intangibles (quarter-to-date)	683	718	776	903	793

Chemical Financial Corporation Announces Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	2nd Qtr. 2006	1st Qtr. 2006	4th Qtr. 2005	3rd Qtr. 2005	2nd Qtr. 2005
Summary of Operations
Interest income	$53,391	$52,277	$51,912	$50,420	$49,012
Interest expense	20,174	18,686	16,852	15,274	13,314
Net interest income	33,217	33,591	35,060	35,146	35,698
Provision for loan losses	400	460	1,325	1,500	730
Net interest income after provision
for loan losses	32,817	33,131	33,735	33,646	34,968
Noninterest income	10,518	9,832	9,038	10,249	9,753
Noninterest expense	25,076	25,121	23,878	24,839	24,763
Income taxes	6,030	5,945	6,341	5,451	6,743
Net income	12,229	11,897	12,554	13,605	13,215

Per Common Share Data
Net income:
Basic	$0.49	$0.47	$0.50	$0.54	$0.53
Diluted	0.49	0.47	0.50	0.54	0.53
Cash dividends	0.275	0.275	0.265	0.265	0.265
Book value	20.14	20.10	19.98	19.82	19.68